Exhibit 23.2

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

        We hereby consent to the incorporation by reference in this Registration Statement on Form F-3 of our report dated May 16, 2016 relating to the financial statements, which appears in Motif Bio plc's Annual Report on Form 20-F for the year ended December 31, 2016. We also consent to the reference to us under the heading "Experts" in such Registration Statement.

PricewaterhouseCoopers LLP

/s/ PricewaterhouseCoopers LLP
Aberdeen, United Kingdom
January 18, 2018